Exhibit 10.22

FIRST Amendment

to

WARRANT TO PURCHASE STOCK

This First Amendment to Warrant to Purchase Stock (this “Amendment”) is entered into as of September 18, 2026, by and between STIFEL BANK, a Missouri state-chartered bank (“Holder”), and FORT ROBOTICS, INC., a Delaware corporation (“Corporation”).

Recitals

A. Corporation executed and delivered to Holder that certain Warrant to Purchase Stock dated December 29, 2025, attached hereto as Exhibit A (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant”).

B. Corporation has informed Holder that it intends to enter into a business combination transaction with a special purpose acquisition company for the purpose of making the combined company resulting from such business combination transaction a public company (the “SPAC Transaction”). Corporation and Holder would like to clarify how the Warrant will be treated in the SPAC Transaction.

C. For this purpose, the parties have agreed to amend the Warrant as more fully set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Warrant.

2. Amendments to Warrant.

2.1 Section 1.6: Treatment of Warrant Upon Acquisition of the Corporation. Section 1.6.1 of the Warrant is amended in its entirety and replaced with the following:

1.6.1 “Acquisition.” For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets of the Corporation, (b) any transaction where the holders of the Corporation’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction, or (c) any merger, consolidation or other business combination of the Company into or with a special purpose acquisition company or wholly-owned subsidiary thereof (any transaction described in this clause (c), a “SPAC Transaction”).

2.2 Section 1.6: Treatment of Warrant Upon Acquisition of the Corporation. Section 1.6.3 of the Warrant is amended in its entirety and replaced with the following:

1.6.3 Assumption of Warrant. Upon the closing of (a) any SPAC Transaction or (b) any Acquisition in which the consideration to be received by the Corporation’s stockholders does not entirely consist of cash, Marketable Securities, or a combination of both cash and Marketable Securities, Holder shall have the option to (i) deem this Warrant to have been automatically converted pursuant to Section 1.2 simultaneously with the closing of the Acquisition and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Corporation, or (ii) cause the successor entity to assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

3. Limitation of Amendments. The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Warrant, or (b) otherwise prejudice any right or remedy which Holder may now have or may have in the future under or in connection with the Warrant.

4. Integration. This Amendment and the Warrant represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Warrant merge into this Amendment and the Warrant.

5. Execution; Counterparts; Electronic Signatures. This Amendment may be executed and delivered in any number of counterparts, including both counterparts that are executed on paper and counterparts that are electronic records executed electronically. Each executed counterpart (and any copy of an executed counterpart that is an electronic record) will be deemed an original, but all of which together will constitute one and the same instrument. Any document or other record signed using electronic signatures and records shall be deemed to have the same legally binding force and effect as an original paper document manually signed. Delivery of an executed signature page of any signed document or record by facsimile, e-mail, or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. Except as otherwise required in the Warrant, communications, notices, disclosures, and documents delivered electronically are deemed to be “in writing” to the same extent and with the same effect as if delivered on paper. For the avoidance of doubt, the exchange of email discussing or negotiating the terms of this Amendment, even if such email is signed, does not in and of itself constitute a signed electronic record agreeing to such an amendment or its terms. Corporation hereby acknowledges and agrees that this Amendment has been accepted by Holder in the State of Missouri.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

HOLDER		CORPORATION

STIFEL BANK		FORT ROBOTICS, INC.

By:	/s/ Matt Trotter	By:	/s/ Samuel Reeves
Name:	Matt Trotter	Name:	Samuel Reeves
Title:	Managing Director	Title:	Founder & CEO

EXHIBIT A

WARRANT

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.

WARRANT TO PURCHASE STOCK

Corporation:	FORT ROBOTICS, INC., a Delaware corporation

Number of Shares:	47,984, plus all Additional Shares which Holder is entitled to purchase pursuant to Section 1.7 (as may be adjusted in accordance with Article 2)

Class of Stock:	Common Stock

Warrant Price:	$0.31 per share (as may be adjusted in accordance with Article 2)

Issue Date:	December 29, 2025

Expiration Date:	December 29, 2035

This Warrant to Purchase Stock (this “Warrant”) Certifies That, for good and valuable consideration, the receipt of which is hereby acknowledged, STIFEL BANK or its assignee or transferee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the Corporation (the “Shares”) at the Warrant Price all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1

EXERCISE

1.1   Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Corporation. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Corporation a check for the aggregate Warrant Price for the Shares being purchased.

1.2   Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one (1) Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3   Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Corporation’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Corporation. If the Shares are not regularly traded in a public market, the Board of Directors of the Corporation shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Corporation shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Corporation or, in the case of mutilation, on surrender and cancellation of this Warrant, the Corporation at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Treatment of Warrant Upon Acquisition of the Corporation.

1.6.1 “Acquisition.” For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets of the Corporation, or (b) any transaction where the holders of the Corporation’s securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction.

1.6.2 Exercise Upon Acquisition. Upon the closing of any Acquisition in which the consideration to be received by the Corporation’s stockholders consists solely of cash, Marketable Securities (as defined below), or a combination of both cash and Marketable Securities, this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 simultaneously with the closing of the Acquisition, and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Corporation. For purposes hereof, “Marketable Securities” means securities that are publicly traded and listed on a national exchange that can be publicly re-sold by Holder in their entirety within the three (3) months following the Closing of such Acquisition pursuant to Rule 144 or an effective registration statement under the Securities Act of 1933 (the “Securities Act”).

1.6.3 Assumption of Warrant. Upon the closing of any Acquisition in which the consideration to be received by the Corporation’s stockholders does not entirely consist of cash, Marketable Securities, or a combination of both cash and Marketable Securities, Holder shall have the option to (a) deem this Warrant to have been automatically converted pursuant to Section 1.2 simultaneously with the closing of the Acquisition and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Corporation, or (b) cause the successor entity to assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

1.7 Additional Shares. Upon the funding of each Term Loan Advance (as defined in that certain Loan and Security Agreement, dated December 29, 2025, by and between the Corporation and Stifel Bank (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”)) and Non-Formula Revolving Line Advance (as defined in the Loan Agreement) under the Loan Agreement, the Corporation shall be deemed to have automatically granted to Holder, in addition to the number of Shares which this Warrant can otherwise be exercised for by Holder, the right to purchase that number of additional Shares, rounded upward to the nearest whole number, equal to (i) the amount of such Term Loan Advance or Non-Formula Revolving Line Advance (not to exceed an aggregate original principal amount of Four Million Dollars ($4,000,000) for all such Term Loan Advances and Non-Formula Revolving Line Advances), divided by (ii) Four Million Dollars ($4,000,000), multiplied by (iii) 47,984, subject to adjustment pursuant to Article 2 below (such additional shares being called the “Additional Shares”).

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Corporation declares or pays a dividend on its common stock or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Corporation or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

2.4 Reserved.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Corporation at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Corporation shall, upon written request, furnish Holder with a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of this Warrant, the Corporation shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

ARTICLE 3

REPRESENTATIONS AND COVENANTS

3.1 Corporation Representations and Warranties. The Corporation hereby represents and warrants to Holder as follows:

(a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the price obtained in connection with the Corporation’s most recent 409A valuation of its common stock.

(b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, under the Corporation’s Certificate of Incorporation or Bylaws, as each may be amended, or under applicable federal and state securities laws.

(c) The Corporation’s summary capitalization table attached as Appendix 2 to this Warrant is true and complete as of the Issue Date.

3.2 Notice of Certain Events. The Corporation shall provide Holder with not less than five (5) days prior written notice of, including a description of the material facts surrounding, any of the following events: (a) declaration of any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) offering for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) effecting any reclassification or recapitalization of common stock; or (d) an Acquisition.

3.3 Information Rights. So long as Holder holds this Warrant and/or any of the Shares, the Corporation shall deliver to Holder all information provided to a Major Investor pursuant to that certain Amended and Restated Investors’ Rights Agreement among the Corporation and the investors listed on Schedule A thereto dated as of June 27, 2025 (as may be amended, the “Rights Agreement”).

3.4 Registration Rights. The Corporation agrees that the Shares shall be deemed to be “Registrable Securities”, and Holder shall be deemed to be a “Holder” under the Rights Agreement.

3.5 Stockholder Agreements. Upon exercise of this Warrant (other than in connection with an Acquisition or after a public offering of the Shares), upon the request of the Corporation, Holder shall promptly become a party to the Rights Agreement and any other agreement executed by all of the Corporation’s stockholders with respect to their ownership of the Shares.

3.6   Holder Investments Representations. With respect to the acquisition of this Warrant and any of the Shares issuable upon exercise of this Warrant, Holder hereby represents and warrants to, and agrees with, the Corporation as follows:

(a)   Purchase Entirely for Own Account. This Warrant is issued to Holder in reliance upon Holder’s representation to the Corporation that this Warrant and the Shares issuable upon exercise of this Warrant will be acquired for investment for Holder’s, or its affiliate’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than to an affiliate, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same other than to an affiliate. By executing this Warrant, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person, other than an affiliate, to sell, transfer or grant participations to such person or to any third person with respect to this Warrant or any of the Shares issuable upon exercise of this Warrant.

(b)   Reliance upon Holder’s Representations. Holder understands that this Warrant and the Shares issuable upon exercise of this Warrant are not registered under the Securities Act on the ground that the issuance of such securities is exempt from registration under the Securities Act, and that the Corporation’s reliance on such exemption is predicated on Holder’s representations set forth herein.

(c)    Accredited Investor Status. Holder represents to the Corporation that Holder is an Accredited Investor (as defined in the Securities Act).

(d)   Restricted Securities. Holder understands that this Warrant and the Shares issuable upon exercise of this Warrant are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

ARTICLE 4

MISCELLANEOUS

4.1   Term: Exercise Upon Expiration. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. If this Warrant has not been exercised prior to the Expiration Date, this Warrant shall be deemed to have been automatically exercised on the Expiration Date by “cashless” conversion pursuant to Section 1.2.

4.2   Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

4.3   Compliance With Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Corporation shall not require Holder to provide an opinion of counsel if the transfer is to Stifel Venture Corp. or any other affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144 (d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Corporation is provided with a copy of Holder’s notice of proposed sale.

4.4   Transfer Procedure. After receipt by Holder of this Warrant, Holder may transfer all of this Warrant to Stifel Venture Corp. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Corporation notice of the portion of this Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Corporation for reissuance to the transferee(s) (and Holder, if applicable); provided, that the transferee shall make substantially the representations set forth in Section 3.6 above and shall agree in writing with the Corporation to be bound by all of the terms and conditions of this Warrant; provided further, that the transfer of any Shares issued on exercise hereof shall be subject to the provisions of the Corporation’s Certificate of Incorporation and Bylaws as then in effect, and of the stockholder agreements to the extent Holder is then a party thereto or otherwise subject thereto in accordance with the provisions of Section 3.5 above. No surrender or reissuance shall be required for the transfer to Stifel Venture Corp. or a transfer to any other affiliate of Holder. So long as no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, at all times prior to the Corporation’s initial, underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Securities Act, Holder may not, without the Corporation’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, or any shares or other securities issued upon any conversion of any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Corporation, except in connection with an Acquisition of the Corporation by such a direct competitor.

4.5   Notices. All notices and other communications from the Corporation to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Corporation or Holder, as the case may be, in writing by the Corporation or such Holder from time to time. All notices to Holder shall be addressed as follows:

Stifel Bank

Attn: Legal Department

501 North Broadway

St. Louis, MO 63102

4.6   Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7   Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8   Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

4.9   Execution; Counterparts; General Use of Electronic Signatures and Records. An electronic or other copy of a signed document shall be considered as effective as an original. Notwithstanding any other provision of this Warrant, at Holder’s option and pursuant to such format and delivered in such manner as Holder may specify, this Warrant or any amendment, information, notice, certificate, request, statement, disclosure, or authorization related to this Warrant (each a “Communication”), including such Communications required to be in writing, may be in the form of an electronic record and be executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Holder of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Any Communication may be executed in one or more counterparts, each of which may be executed on paper or electronically. Each executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original and shall constitute one and the same Communication. Communications may be sent electronically by Holder to the Corporation (i) by sending the Communication to the Authorized Email Address for the Corporation, or (ii) by posting the Communication on a website and sending a notice to the postal address for the Corporation or Authorized Email Address informing the Corporation that the Communication has been posted, its location, and instructing the Corporation on how to view it. In the absence of actual notice of non-delivery received by the sender, and except as otherwise expressly required by applicable law, Communications sent electronically pursuant to this paragraph shall be deemed received when the Communication, or notice of posting, is sent and shall constitute notice of the Communication. “Authorized Email Address” means any email address the Corporation has provided to Holder as the email address for the Corporation. Corporation hereby acknowledges and agrees that this Warrant has been accepted by Holder in the State of Missouri.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Warrant to Purchase Stock as of the date set forth above.

FORT ROBOTICS, INC., a Delaware corporation
By:	/s/ Samuel Reeves
Name:	Samuel Reeves
Title:	Founder & CEO

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase ______________ shares of the common stock of Fort Robotics, Inc. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to ______________ of the shares covered by the warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Holder’s Name)

(Address)

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

[HOLDCO] or Registered Assignee

(Signature)

(Date)

A1-1

APPENDIX 2

CAPITALIZATION TABLE

A2-2